EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Carrie Grapenthin Navigant Corporate Communications 312.573.5636	Jennifer Moreno Reddick Navigant Investor Relations 312.573.5634

NAVIGANT APPOINTS LEE SPIRER AS EVP AND GLOBAL BUSINESS LEADER

CHICAGO – October 25, 2012 – Navigant (NYSE: NCI) today announced the appointment of Lee Spirer as Executive Vice President and Global Business Leader effective November 5, 2012. Spirer will assume responsibility for leading the Company’s consulting businesses.

“I am extremely pleased to have Lee join our executive leadership team,” commented Julie Howard, Chief Executive Officer. “Lee’s track record of leadership, combining creative growth strategies with strong execution capabilities, will be instrumental to the evolution of Navigant’s business plans during this exciting time in the trajectory of our business.”

Spirer joins Navigant from Kroll Risk & Compliance Solutions where he was Senior Vice President and Global Business Head. Over the course of his twenty-four year career Spirer has served in key strategic and operational leadership roles in a range of professional and business services organizations. His experience includes Global Leader of Corporate Strategy and Business Development for Dun & Bradstreet Corporation; General Manager, Global Financial Markets for IBM Business Consulting; and Principal, Financial Services Strategy Consulting at Booz Allen & Hamilton. Spirer is a graduate of Brandeis University and The Wharton School.

“I am energized by the outstanding expertise, commitment to client success and entrepreneurial spirit I have discovered at Navigant,” stated Spirer. “I look forward to collaborating with Julie, the management team and Navigant’s practitioners to deliver more innovative solutions to our clients and to achieve our global potential.”

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries to support clients in addressing their most critical business needs. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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